Ampligen's Update in COVID-19, ME/CFS, COVID-19 Induced Fatigue and Immuno-oncology

Alferon Manufacturing Update

Forward-Looking Statements

Some of the statements included in this presentation may be forward-looking statements that involve a number of risks and uncertainties. Among other things, for those statements, we claim the protection of safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements set forth in this presentation speak only as of the date of this presentation. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. For example, significant additional testing and trials will be required to determine whether Ampligen will be effective in the treatment of COVID-19 in humans and no assurance can be given that it will be the case. Results obtained in animal models do not necessarily predict results in humans. Human clinical trials will be necessary to prove whether or not Ampligen will be efficacious in humans. No assurance can be given as to whether current or planned immuno-oncology clinical trials will be successful or yield favorable data and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. In addition, initiation of planned clinical trials may not occur secondary to many factors including lack of regulatory approval(s) or lack of study drug. Even if these clinical trials are initiated, the Company cannot assure that the clinical studies will be successful or yield any useful data or require additional funding. Some of the world's largest pharmaceutical companies and medical institutions are racing to find a treatment for COVID-19. Even if Ampligen proves effective in combating the virus, no assurance can be given that our actions toward proving this will be given first priority or that another treatment that eventually proves capable will not make our efforts ultimately unproductive. We recognize that all cancer centers, like all medical facilities, must make the pandemic their priority. Therefore, there is the potential for delays in clinical trial enrollment and reporting in ongoing studies in cancer patients because of the COVID-19 medical emergency. No assurance can be given that future studies will not result in findings that are different from those reported in the studies referenced in the presentation. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. We cannot assure that our potential foreign operations will not be adversely affected by these risks.

Please review the "Risk Factors" section in our latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Company filings are available at www.aimimmuno.com. The information found on our website is not incorporated by reference into this presentation and is included for reference purposes only.

AIM ImmunoTech Inc. Overview

- AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of viral diseases, cancers, and immune-deficiency disorders
- AIM ImmunoTech's flagship products include Ampligen® (rintatolimod) and Alferon N Injection®
- Ampligen® is being evaluated in COVID-19, myalgic encephalomyelitis/chronic fatigue syndrome (ME/CFS), and multiple oncology indications
- FDA-authorized clinical trial in COVID-19 early-onset patients with cancer
- FDA-authorized clinical trial (AMP-511) planned expansion to evaluate COVID-19-induced ME/CFS, "COVID Survivor Syndrome"
- Seeking FDA authorization for Ampligen clinical trial as COVID-19 prophylaxis
- Six clinical trials underway to demonstrate the safety and efficacy of Ampligen; some are in combination with checkpoint blockade drugs such as pembrolizumab, focusing on highly lethal malignancies where there are unmet medical needs





Investment Highlights

- ✓ Advancing clinical trials of Ampligen as a potential protective prophylaxis and an early-onset treatment for COVID-19
- ✓ Japan evaluating Ampligen as a potential COVID-19 vaccine adjuvant
- ✓ Ampligen believed to be the world's only approved therapeutic for ME/CFS (first approval in Argentina)
    - Potential surge in COVID-induced CFS-like cases worldwide
    - Filed provisional patent application for the use of Ampligen as a potential therapy for COVID-19 induced chronic fatigue
- ✓ Ampligen demonstrated the potential for standalone efficacy in the clinical setting in a number of solid tumors
    - Safety and efficacy of Ampligen in combination with checkpoint blockade drugs such as pembrolizumab being studied in six immuno-oncology clinical trials at highly respected NCI-Designated Cancer Centers
        - Company's principal obligation is to supply Ampligen, while the **substantial costs in all of the clinical trials funded by third-party grants from government or pharma industry**
        - The National Cancer Institute's award of $14.5 million to Roswell Park to fund five immuno-oncology clinical trials
        - Two Dept. of Defense "Breakthrough Awards" totaling approximately $15 million to Roswell Park Comprehensive Cancer Center and Moffitt Cancer Center for Ampligen studies expected to commence in 2020-21 in brain-metastatic breast cancer
- ✓ **Solid balance sheet with $31.1M cash, cash equivalents and marketable securities** as of March 31, 2020 – provides substantial runway to support ongoing activities in multiple ongoing immuno-oncology clinical trials

Pipeline in Oncology, COVID-19 and ME/CFS

	Approach	Institution	Pre-Clinical	Phase 1	Phase 2	Phase 3	Approval
ME/CFS	*Single Agent Ampligen*					*Approved in*	*Argentina*
P1/2 Ovarian Cancer *Advanced, Recurrent*	*Chemokine Modulatory Regimen*	UPMC LIFE CHANGING MEDICINE					
P2a Colorectal Cancer *Metastatic*	*Chemokine Modulatory Regimen*	ROSWELL PARK					
P2 Breast Cancer *Metastatic Triple-Negative*	*Chemokine Modulatory Regimen /Pembrolizumab*	ROSWELL PARK					
P2 Ovarian Cancer *Advanced, Recurrent*	*In combination w/Pembrolizumab*	UPMC LIFE CHANGING MEDICINE					
P2 Prostate Cancer *Early-Stage*	*In combination w/Intron A*	ROSWELL PARK					
P1 Breast Cancer *Early-Stage Triple-Negative*	*Chemokine Modulatory plus neoadjuvant chemo*	ROSWELL PARK					
Breast Cancer *Brain Metastatic*		ROSWELL PARK; MOFFITT CANCER CENTER	Not yet recruiting				
Colorectal Carcinoma *Refractory Metastatic*	*In combination w/ Pembrolizumab*	ROSWELL PARK	Not yet recruiting				
Refractory Melanoma	*In combination with Intron A*	ROSWELL PARK	Not yet recruiting				
Urothelial, Melanoma & Renal Cell Carcinoma		ROSWELL PARK	Not yet recruiting				
Cancer with COVID-19	*In combination with Intron A*	ROSWELL PARK	Not yet recruiting				
Potential Vaccine Adjuvant for COVID-19	*in combination with promising vaccine candidates*	SHIONOGI; NIID	Not yet recruiting Pre-Clinical				

Ampligen is a Broad-Spectrum Antiviral

- Ampligen has demonstrated antiviral activity against a broad spectrum of viruses, including Herpes viruses, Alphaviruses, Coronaviruses and Filoviruses.
- Ampligen has shown a survival benefit in Alphaviruses, Coronaviruses, Filoviruses and Paramyxoviruses in animal models.
- In mouse models, Ampligen has demonstrated complete protection (100% survival) against **SARS-CoV-1**, Ebola virus, Western Equine Encephalitis virus and Herpes Simplex virus.
- The broad-spectrum antiviral activity in laboratory and animal studies of Ampligen, and its human safety profile warrants regulatory consideration of its potential global first use in connection with any emerging highly pathogenic viral pathogen

Ampligen as a Potential Tool to Fight COVID-19

Following the SARS-CoV-1 outbreak in 2002-03, Ampligen exhibited excellent antiviral properties and protective survival effect in NIH-contracted studies of SARS-infected mice, which is almost identical to SARS-CoV-2.

- **The Barnard 2006 study** (https://journals.sagepub.com/doi/abs/10.1177/095632020601700505) found that Ampligen reduced virus lung levels to below detectable limits.
- **The Day 2009 study** (https://www.ncbi.nlm.nih.gov/pmc/articles/PMC2787736/) found that, instead of 100% mortality, there was 100% protective survival.

AIM compared key transcription regulatory sequences of SARS-CoV-1 to SARS-CoV-2 and found significant and compelling similarities, suggesting highly probable extension of the antiviral effects of Ampligen in the earlier NIH-contracted SARS experiments to COVID-19.

The SARS-CoV-2 virus – which causes COVID-19 – shares important genomic and pathogenic similarities with SARS-CoV-1 (hence its name). Since Ampligen has shown antiviral activity against more distantly related coronaviruses, there is a reasonable probability that the antiviral effects of Ampligen against SARS-CoV-1 will likely extend to SARS-CoV-2.

This creates a compelling case for clinical trials to evaluate Ampligen as a potential tool in the fight against COVID-19.

Researching Ampligen's Potential as a Protective Prophylaxis and an Early-onset Treatment for COVID-19

*...a **Prophylaxis** for first responders and other medical professionals to essentially armor themselves against the virus before treating new and potential patients*



*...an **Early-onset Therapeutic** for people who have been exposed to the coronavirus so that they can stop the disease before serious symptoms develop, causing long-term damage and death*



The public health role of Ampligen as a protective therapeutic in hospitals and hospital-like settings is significant. It is here that a prophylactic/early-onset therapeutic can potentially make a huge difference in blunting the spread of the disease and protecting health care workers, first responders and people known to have been exposed to infection, especially those at high risk, such as cancer patients, the elderly, and people with other pre-existing conditions.

Phase 1/2 Clinical Trial of Ampligen Combined with Interferon Alfa-2b in COVID-19 Patients with Cancer

- Signed clinical trial agreement with Roswell Park Comprehensive Cancer Center supporting Phase 1/2 clinical trial of Ampligen combined with Interferon Alfa-2b in COVID-19 patients with cancer
- Roswell Park is the sponsor of the clinical trial - clinicaltrials.gov/NCT04379518
- Will test the safety and effectiveness of the combination regimen to clear the SARS-CoV-2 virus from the upper airway in patients with cancer and mild to moderate COVID-19
- The initial Phase 1 portion of the study is planned to evaluate 12-24 patients receiving both Ampligen and interferon alfa-2b at escalating doses
- Once the Phase I portion is complete, the Phase 2a portion of this study will be initiated with patients randomized into two arms: one receiving the two-drug combination and a control group who will not receive Ampligen or interferon alfa-2b, but will receive best available care
- AIM ImmunoTech is helping to fund the study and will provide Ampligen (rintatolimod) at no charge for this study
- Enrollment of patients on the trial, which will be conducted at Roswell Park under the clinical leadership of Brahm Segal, MD, Chair of Internal Medicine and Chief of Infectious Diseases at the Buffalo, N.Y.-based cancer center, is expected in the near future

Additional Advancements in COVID-19

- Filed provisional patent application for the use of Ampligen as a potential therapy for COVID-19 induced chronic fatigue
- **Signed material transfer and research agreement with Japan's National Institute of Infectious Diseases (NIID) and Shionogi,** a leading global pharmaceutical company, to test Ampligen **as potential vaccine adjuvant for COVID-19.** The pre-clinical testing and research is being conducted by laboratories at the NIID
- Established Agreement with Shenzhen Smoore Technology Limited, based in Shenzhen, China and the world's largest vaping device manufacturer, to research delivery of Ampligen through an innovative inhalation device and as a potential, easy-to-use treatment approach for COVID-19

Ampligen in Myalgic Encephalomyelitis/Chronic Fatigue Syndrome (ME/CFS)

- 10 years ago, the medical consensus was that ME/CFS was a psychological disorder
- Peer-reviewed medical journal articles now support the proposition that ME/CFS is in fact a **medical disorder rooted in the immune system**
- Heightened levels of public and medical awareness:
  - "A Town for People With Chronic Fatigue Syndrome" – *The New Yorker*
  - Cytokine signature associated with ME/CFS medical disorder – Montoya, et al. (2017)
  - Leveraging prior knowledge of endocrine immune regulation in ME/CFS medical disorder – Morris, et al. (2019)
  - Blood-based diagnostic for ME/CFS medical disorder – Esfandyarpour, et al. (2019)



Ampligen in ME/CFS

- Based upon Phase 2 and 3 clinical trial data, **received commercial approval for Ampligen** in the treatment of severe ME/CFS in Argentina in 2016
- Trial data served as the basis for an FDA **complete response letter** in 2013 requiring an additional Phase 3 confirmatory trial, despite a **39% Ampligen response rate improvement versus 23% placebo response rate** (based on 25% improvement in exercise tolerance test)
- In order to advance FDA approval, the company has been diligently working on identifying a subset that has even higher levels of response
    - Evaluating options to narrow the proposed patient population in future clinical studies
- In September 2019, AIM ImmunoTech received **FDA clearance to export Ampligen to Argentina**
- In 2020, AIM received ANMAT clearance to import Ampligen into Argentina

COVID-Induced Chronic Fatigue: "COVID Survivor Syndrome"

- *"It is anticipated that COVID-19 will trigger a large number of CFS cases, providing an opportunity for the medical community to learn more about the onset and pathogenesis of CFS. The investigational immune-modulating antiviral drug Ampligen might have a role to play in this scenario"*
  - Dr. Charles Lapp of Hunter-Hopkins Center, one of the world's leading experts in ME/CFS, who is one of the investigators treating CFS patients with Ampligen under an FDA-authorized open-label expanded access treatment protocol
- Filed provision patent application for Ampligen as a potential therapy for COVID-19-induced chronic fatigue syndrome
- The high numbers of younger people being hospitalized for COVID-19 suggests considerable numbers of people in the prime of their lives may have a COVID-induced ME/CFS-like illness in their future[1]
- Its estimated that individuals with CFS lost approximately $20,000 annually, which implies a total societal loss in 2002 of $9.1 billion. Twenty-five percent ($2.3 billion) resulted from lost household productivity, and the remaining 75% ($6.8 billion) from lost labor force productivity[2]

1 https://jamanetwork.com/journals/jamainternalmedicine/fullarticle/415378
2 https://www.ncbi.nlm.nih.gov/pmc/articles/PMC449736/#:~:text=The%20microsimulation%20estimated%20that%20individuals,from%20lost%20labor%20force%20productivity.

Ampligen and Immuno-Oncology

AIM ImmunoTech

Animal Experiments: Ampligen + Checkpoint Blockade Synergistically Increased Survival/Anti-tumor Response

Synergistic/anti-tumor responses at three different university centers using 3 different animal models in 3 different solid tumors have led to new collaborations:



- An AIM grant experiment at the University of Nebraska, in a **pancreatic cancer** transgenic mouse model, combining Ampligen with an anti-PD-L1 drug shows a significant synergistic increase in median survival over control (p=0.029) (unpublished data Hollingsworth, et al.)
- At the University of Pittsburgh, in a mouse model of **colorectal carcinoma**, the combination of Ampligen plus anti-PD-1 showed a median survival increase of greater than 250% compared to anti-PD-1 alone (unpublished data Kalinski, et al.)
- In an AIM-funded experiment at Augusta University, Ampligen synergistically induced a 300% increase in anti-tumor activity, when compared with anti-PD-L1 alone in a mouse **melanoma** model (unpublished data AIM ImmunoTech)



Universal synergy at two levels: (1) the spectrum of solid tumors and (2) the spectrum of anti-PD-1 and anti-PD-L1 therapies

Ongoing Clinical Trial Objective: Prove Ampligen Converts 'Cold' Tumors Into 'Hot' Tumors that will be Responsive to Checkpoint Inhibitors


Cold Tumor
Hot Tumor
Tumor cells
Immune-suppressing cells
T cells and other
cancer fighters

- Increase Intratumoral Effector T (Teff) cells
- Decrease Intratumoral Regulatory T (Treg) cells
- Goal is to unleash the cellular immune response to attack and destroy cancer cells and increase survival (Muthuswamy, et al. 2012)
- Ampligen is the only TLR3 agonist (immune adjuvant that potently induces innate immune response) to promote selective attraction of CTLs (Teff) with concomitant increase in Teff/Treg ratio in the tumor microenvironment (Theodoraki, et al. 2018)
- Generally well-tolerated safety profile

Six Ampligen Immuno-Oncology Clinical Trials Initiated / Ongoing in the U.S.

- **Advanced Recurrent Ovarian Cancer** - Phase 1 / 2 study of intraperitoneal chemo-immunotherapy in advanced recurrent ovarian cancer; Phase 1 portion establishes intraperitoneal safety. Awaiting publication of Phase I results. https://clinicaltrials.gov/ct2/show/NCT02432378

UPMC
LIFE CHANGING MEDICINE

- **Advanced Recurrent Ovarian Cancer** - A follow-up Phase 2 study of advanced recurrent ovarian cancer using cisplatin, pembrolizumab, plus Ampligen; up to 45 patients to be enrolled; enrollment has commenced, and the numerous patients have commenced treatment. https://clinicaltrials.gov/ct2/show/NCT03734692

UPMC
LIFE CHANGING MEDICINE

- **Stage 4 Metastatic Triple Negative Breast Cancer** - Phase 2 study of metastatic triple-negative breast cancer using chemokine modulation therapy, including Ampligen and pembrolizumab. All patients have been treated or are in treatment. https://www.clinicaltrials.gov/ct2/show/NCT03599453

ROSWELL PARK.
COMPREHENSIVE CANCER CENTER

Six Ampligen Immuno-oncology Clinical Trials Initiated / Ongoing in the U.S.

- **Stage 4 Colorectal Cancer Metastatic to the Liver -** Phase 2a study of Ampligen as component of chemokine modulatory regimen on colorectal cancer metastatic to liver; the majority of the 12 planned patients enrolled and treated. https://clinicaltrials.gov/ct2/show/NCT03403634

- **Early-Stage Prostate Cancer -** Phase 2 study investigating the effectiveness and safety of aspirin and Ampligen with or without interferon-alpha 2b (Intron A) compared to no drug treatments in a randomized three-arm study of patients with prostate cancer before undergoing radical prostatectomy. Patient enrollment has been initiated in this study designed for up to 45 patients. https://clinicaltrials.gov/ct2/show/NCT03899987

- **Early-Stage Triple Negative Breast Cancer -** Phase 1 study of chemokine modulation plus neoadjuvant chemotherapy in patients with early-stage triple negative breast cancer has received FDA authorization; the objective of this study is to evaluate the safety and tolerability of a combination of Ampligen, celecoxib with or without Intron A, when given along with chemotherapy; the goal of this approach is to increase survival. This study is recruiting patients designed for up to 24 patients. https://clinicaltrials.gov/ct2/show/NCT04081389

ROSWELL PARK COMPREHENSIVE CANCER CENTER

ROSWELL PARK COMPREHENSIVE CANCER CENTER

ROSWELL PARK COMPREHENSIVE CANCER CENTER

Major Grant Awards

- National Cancer Institute's award of $14.5 million to Roswell Park to study Ampligen as part of five Roswell park-led chemokine modulation clinical trials in melanoma, colorectal and ovarian cancers

- U.S. Department of Defense-funded Clinical Trial in Brain-Metastatic Breast Cancer -Studies to be Initiated in 2020

    - Roswell Park Comprehensive Cancer Center and Moffitt Cancer Center have received "Breakthrough Awards" from the U.S. Department of Defense totaling approximately **$15 million**

    - Phase 2 clinical trials to study Ampligen as a potential synergistic agent in combination with several other immunotherapies, including pembrolizumab and Intron A in the treatment of **brain metastatic breast cancer**

Expanded Access Program (EAP) with Ampligen as Standalone Treatment in Pancreatic Cancer (Completed Except for Final Report)

- Location: Erasmus University, The Netherlands conducted by Professor Casper van Eijck
- Eligibility: Adults with metastatic or locally advanced pancreatic carcinoma following FOLFIRINOX and adults post-Whipple procedure
- Systemic Immune-Inflammation Index and restaging scans/x-rays were performed every 6 weeks
- Initially approved for extremely advanced cases, now approved for all pancreatic cancer, regardless of stage
- Drug is generally well tolerated; subjects report improved quality of life and publication of data from first two years is **expected in 2020, however delays are possible because of the pandemic.**



Alferon N Injection (interferon alfa-n3)

- **Approved in the U.S. for the treatment of refractory or recurrent external genital warts** in patients ages 18 or older
- **Reimbursement approved by major insurers for all refractory patients**
- Incidence of neutralizing antibodies induced against Alferon is very low (<0.2%) compared to recombinant interferons (12-40%) ($p<0.001$) (Strayer, et al. 2012)
- Global market is open, as there is no natural interferon competitor worldwide
- Approved in Argentina for the treatment of patients refractory to or intolerant to recombinant interferon alpha
- Funding now available to commence modernization of manufacturing process to potentially obtain FDA manufacturing approval of a low cost, higher volume process

Alferon N Injection Development Pipeline

Disease / Indication	Pre-clinical	I	II	III	Approved
Genital HPV (condylomata acuminata)	✓	✓	✓	✓	US and Argentina
Refractory to Recombinant IFN	✓	✓	✓	✓	Argentina
Intolerant to Recombinant IFN	✓	✓	✓	✓	Argentina
MERS*	✓				
Influenza A (H7N9) Virus	✓				

* Orphan Drug Indication in EU

IP Protection and Growing Patent Estate

- **48 patents worldwide with 11 additional pending patent applications underway**
- FDA granted Ampligen **"orphan drug status"** for CFS, HIV/AIDS, renal cell carcinoma and malignant melanoma
  - Grants protection against potential subsequent approval of other versions of the drug for these uses for a period of **7 years following FDA approval** of Ampligen® for each of these designated uses
- The first NDA approval for Ampligen® as a new chemical entity will qualify for 4-5 years of non-patent exclusivity, during which time **abbreviated new drug applications seeking approval to market generic versions of the drug cannot be submitted to the FDA**
- Additional patent applications underway related to manufacturing processes

Proven Management Team

- **Thomas K. Equels, M.S., J.D. / Chief Executive Officer** – Equels was named Chief Executive Officer in February 2016 and has served as President since August 2015. Equels' successful legal career included extensive experience in the pharma sector. He has over the years served as a court-appointed receiver turning around businesses in a number of different fields. Equels received his J.D. with high honors from Florida State University. He is also a summa cum laude graduate (Bachelor of Science) of Troy University and obtained his Master of Science Degree in Management from Troy. Equels is also a highly decorated combat aviator, twice awarded the Distinguished Flying Cross, awarded the Purple Heart, the Bronze Star and 15 Air Medals, including three for extraordinary valor. In 2012 he was knighted by Pope Benedict as a knight of the Papal States.

- **Peter W. Rodino III, J.D. / Chief Operating Officer, Executive Director for Governmental Relations, General Counsel, Secretary** – Rodino was named Executive Director for Governmental Relations and General Counsel in October 2016 and Secretary of the Company in November 2016.

- **Ellen Lintal / Chief Financial Officer** – Lintal joined AIM ImmunoTech in September 2018 as SVP of Finance and Control after a long and successful accounting career, including tier-one public companies and nearly a decade with a major non-profit, where she rose to the position of CFO on September 16, 2019.

- **David R. Strayer, M.D. / Chief Scientific & Medical Officer** – Dr. Strayer was appointed Chief Scientific Officer in February 2016 and has served as our Medical Director since 1986. Dr. Strayer, based upon this experience, is the foremost medical expert on Ampligen in the world.


2020 AIM IMMUNOTECH STOCK ACTIVITY
Closing Price, Last Trading Day of Month
Linear (Closing Price, Last Trading Day of Month)
0.54
1.00
2.05
2.56
2.08
2.80
2.48
2.92

	31-Dec	31-Jan	28-Feb	31-Mar	30-Apr	29-May	30-Jun	31-Jul
Closing Price, Last Trading Day of Month	0.54	1.00	2.05	2.56	2.08	2.80	2.48	2.92

Average Daily Volume: 5,762,356 Shares

**Per Yahoo Finance, 7/31/20*

Cap Table (As of 3/31/20)

	# of Shares	Common Equivalent	% of Fully Diluted
Outstanding shares of common stock owned by Officers and Directors	384,672	384,672	1.4%
Common Shares Outstanding (including Officers and Directors)	27,626,077	27,626,077	97.1%
Series B Convertible Preferred (converts 5,000:1)	17	87,386	0.3%
Warrants	296,454	296,454	1.1%
Stock Options owned by Officers, Directors, and Employees	43,472	43,472	0.2%
Total		**28,053,389**	**100.0%**

Solid balance sheet with $31.3M cash and $35.1M of shareholders' equity

Key Statistics

Ticker:	AIM
Exchange:	NYSE American
Share Price (07/31/20)	$2.92
Shares Outstanding (06/12/20)	32.62 M
Market Cap (07/31/20)*	$95.25 M
Cash and Cash Equivalents (03/31/20):	$31.3 M
Security Ownership of Management (03/31/20):	1.4%

* Market Cap calculated using shares outstanding from 6/12/20 and Share Price from 7/31/20

Supplemental Data:

Immunological Activity	Reference(s)*
Only TLR3 agonist to promote selective attraction of CTLs (Teff) with concomitant increase in Teff/Treg ratio in the TME	Theodoraki, et al. (2018)
Ampligen induces desirable chemokines in the TME, while other TLR3 agonists, such as poly IC, by activating helicases, induce tumor-promoting signals	Theodoraki, et al. (2017)
Phase I/II colorectal cancer trial of Ampligen plus rIFNα-2b and celecoxib showed increase ratio of CXCL10 (CTL-attractant) to CCL22 (Treg-attractant) and increase ratio of CTL/Treg markers	Kalinski, et al. (2016)
Induces epitope spreading and cross-reactive IgA antibody formation in humans	Overton, et al. (2014)
dsRNA/Ampligen increased activity (synergistically) of anti-PD1/PD-L1 drugs	Nagato, et al. (2014); Celis Unpub Data
↑ Teff-attracting chemokine (CXCL10) in the tumor microenvironment (TME)	Muthuswamy, et al. (2012); Kalinski Unpub. Data

* Full reference citations available upon request

Supplemental Data:

Immunological Activity	Reference(s)*
Induces dendritic cell maturation: Enhances bioactivity of cancer immunotherapy	Nicodemus, et al. (2010)
Promotes optimal dendritic cell maturation and Th1-type responses of healthy donors and cancer patients *in vivo*	Navabi, et al. (2009)
Induces epitope spreading and cross-protective immunity in mice	Ichinohe, et al. (2007)
Increases Delayed Type Hypersensitivity (DTH) response in HIV disease	Thompson, et al. (1996)
Increases LAK cytotoxicity	Hubbell, et al. (1992b)
Increases antitumor immune mechanisms and survival in animal models of renal cell carcinoma and melanoma	Hubbell, et al. (1992a); Hubbell, et al. (1990)
Induction of macrophage tumoricidal activity	Pinto, et al. (1988)
Increases Natural Killer (NK) cell activity	Zarling, et al. (1980)

* Full reference citations available upon request

Supplemental Data:

Activity	References
Ampligen increases exercise performance in ME/CFS in Phase III, placebo-controlled trial	Strayer, et al. (2012)
Review of Ampligen clinical activity in ME/CFS	Mitchell (2016)
Low NK cell activity in ME/CFS increased by Ampligen (*in vitro*)	Strayer, et al. (2015)
Antiviral activity of Ampligen in MERS/SARS	Strayer, et al. (2014)
Protection against Venezuelan and Western Equine Encephalitis Virus (*in vivo*, mouse)	Pinto, et al. (1988); Julander, et al. (2009)
Increased survival in Ebola virus disease (*in vivo*, mouse)	Strayer, et al. (2015)
Cytokine signature associated with ME/CFS medical disorder	Montoya, et al. (2017)
Leveraging prior knowledge of endocrine immune regulation in ME/CFS medical disorder	Morris, et al. (2019)
Blood-based diagnostic for ME/CFS medical disorder	Esfandyarpour, et al. (2019)
Recombinant and Natural Human Interferons: Analysis of the Incidence and Clinical Impact of Neutralizing Antibodies	Strayer, et al. (2012)